EnteroMedics™

ORCHESTRATING OBESITY SOLUTIONS

EnteroMedics™

© 2009 EnteroMedics EMPOWER Study Summary of Ongoing Review November 2009 Exhibit 99.3

Group	EWL from Initiation (primary efficacy endpoint, MetLife)	EWL from Implant (BMI)
VBLOC Therapy	12.1%	16.6%
Control	12.0%	16.4%
By >= 9 hours use/day (prescribed): 128 of 253 subjects (51%) Average hours of use: 10.9 hours/day		
VBLOC Therapy	18.3%	23.1%
Control	17.8%	22.6%
By <9 hours use/day: 125 of 253 subjects (49%) Average hours of use: 6.9 hours/day		
VBLOC Therapy	6.4%	10.5%
Control	4.6%	8.6%

EnteroMedics

© 2009 EnteroMedics EMPOWER Efficacy Outcomes

0
-5
-10
-15
-20
-25
-30
-35
-40
EWL from Implant (%)
n=25 ON
n=11 OFF
n=32 ON
n=16 OFF
n=54 ON
n=25 OFF
n=38 ON
n=22 OFF
n=16 ON
n=14 OFF
< 6 hours
6-8 hours
8-10 hours
10-12 hours
≥ 12 hours
Average Hours of Use
Off
On

EnteroMedics

© 2009 EnteroMedics Optimal Hours of Usage Mean EWL from Implant (BMI Method) with Standard Error at 12 Months by Categories of Average Hours of Use per Day through 12 Months

EWL from Implant (%)
Implant
Initiation
Week 4
2 months
3 months
4 months
5 months
6 months
7 months
8 months
9 months
10 months
11 months
12 months

EnteroMedics™

© 2009 EnteroMedics
EWL Through 12 Months
Mean EWL from Implant (BMI Method) by Average Hours of Use per Day with
Standard Error for 12 Month Completer Cohort
-30
-25
-20
-15
-10
-5
0
Study Visit
< 9 hours/day
>= 9 hours/day
N=125
N=128
p<0.0001 at
6 and 12 Months
N=118
N=126
Average Use = 6.9 hrs/day
Average Use = 10.9 hrs/day

© 2009 EnteroMedics
Safety Outcomes: Serious Adverse Events
(SAEs)
No deaths
No Unanticipated Adverse Device Effects (UADEs)
30 SAEs (see table below)
No therapy-related SAEs
Clinical Events Committee-
Adjudicated Relatedness of SAE
(Event Origin)
VBLOC
Therapy
N=192
Control
N=102
Overall
N=294
Device 3 (1.6%) 1 (1.0%) 4 (1.4%)
General surgical procedure
4 (2.1%) 0 (0.0%) 4 (1.4%)
Implant/revision procedure
3 (1.6%) 2 (2.0%) 5 (1.7%)
Pre-existing condition
9 (4.7%) 8 (7.8%) 17 (5.8%)
Therapy algorithm
0 (0.0%) 0 (0.0%) 0 (0.0%)

Reason for Study Withdrawal	VBLOC Therapy N=192	Control N=102	Overall N=294
Adverse Event	7 (3.6%)	1 (1.0%)	8 (2.7%)
Lost to follow-up	2 (1.0%)	1 (1.0%)	3 (1.0%)
Subject decision	11 (5.7%)	3 (2.9%)	14 (4.8%)
Total	20 (10.4%)	5 (4.9%)	25 (8.5%)

EnteroMedics™

© 2009 EnteroMedics Safety Outcomes: Study Withdrawals 8.5% of patients withdrew in the first 12 Months

© 2009 EnteroMedics EMPOWER Study Summary of Ongoing Review November 2009